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                                                                     Exhibit 3.2

                                     BY-LAWS

                                       OF

                                CHASE CORPORATION

                                    ARTICLE I

                              SEAL AND FISCAL YEAR

       The seal shall be circular in form with the name of the corporation around the periphery and words and figures "Incorporated 1988 Massachusetts" within. The fiscal year shall commence on September 1 of each year.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

       Section 1. PLACE. Meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts or at such other place as may be named in the call.

       Section 2. ANNUAL MEETINGS. The annual meeting of the stockholders shall be held within six months after the end of the fiscal year of the corporation on such date and at such hour and place as the directors or an officer designated by the directors shall determine. In the event that no date for the annual meeting is established or such meeting has not been held on the date so determined, a special meeting in lieu of the annual meeting may be held with all of the force and effect of an annual meeting.

       Section 3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the chairman of the board, president or by the directors, and shall be called by the clerk or, in case of death, absence, incapacity or refusal of the clerk, by any other officer, upon written application of one or more stockholders who hold at least one-tenth part in interest of the capital stock entitled to vote thereat.

       Section 4. NOTICE. A written notice of the date, place and hour of all meetings of stockholders stating the purposes of the meeting shall be given by the clerk or an assistant clerk (or by any other officer who is entitled to call such a meeting) at least seven (7) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Whenever notice of a meeting is required to be given a stockholder under applicable law, the articles of organization or these by-laws, a written waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

       Section 5. QUORUM. A majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but a smaller number may adjourn from time to time without further notice until a quorum is secured.

       Section 6. VOTING. Stockholders entitled to vote shall have one vote for each share of common stock owned by them and a proportionate vote for each fractional share thereof; provided that the corporation shall not directly or indirectly vote any share of its own stock, and provided further that stock shall not be voted if any installment of the

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subscription therefore has been duly demanded and is overdue and unpaid.
Stockholders may vote in person or by proxy.

       Section 7. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE III

                             OFFICERS AND DIRECTORS

       Section 1. ENUMERATION. The corporation shall have a board of not less than three directors, except that whenever there shall be fewer than three stockholders, the number of directors may be less than three but in no event less than the number of stockholders. The number of directors shall be fixed at the annual meeting, and may be changed at any special meeting, by vote of the stockholders having the right to vote in the election; provided that the board of directors may be enlarged at any time by vote of a majority of the directors then in office. The officers of the corporation shall be a chairman of the board, a president, a treasurer, a clerk and such other officers as the directors may from time to time appoint.

       Section 2. QUALIFICATIONS. Directors and officers need not be stockholders. No officer need be a director. Two or more offices may be held by the same person. The clerk shall be a resident of Massachusetts unless a resident agent shall have been appointed pursuant to the Massachusetts Business Corporation Law.

       Section 3. ELECTION. The directors shall be elected at the annual meeting of the stockholders by such stockholders as have the right to vote thereon. The directors at their annual meeting in each year shall elect a chairman of the board, a president, a treasurer and a clerk, and may at any time elect such other officers as they shall determine. Except as hereinafter provided, the directors, the chairman of the board, the president, the treasurer and the clerk shall hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. Other officers shall serve at the pleasure of the directors.

       Section 4. REMOVAL. Directors may be removed from office at any time for cause by vote of a majority of the directors then in office, and with or without cause by vote of the holders of a majority of the shares entitled to vote in the election of directors. Officers elected or appointed by the directors may be removed from their respective offices with or without cause by vote of a majority of the directors then in office. A director or officer may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

       Section 5. RESIGNATION. Resignations by officers or directors shall be given in writing to the president, treasurer, clerk or directors.

       Section 6. VACANCIES. Continuing directors may act despite a vacancy or vacancies in the board and shall for this purpose be deemed to constitute the full board. Any vacancy in the board of directors, however occurring, including a vacancy resulting from the enlargement of the board, may be filled by the directors, unless previously filled by the stockholders entitled to vote in the election of directors. Vacancies in any other office may be filled by the directors.

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                                   ARTICLE IV

                   POWERS AND DUTIES OF DIRECTORS AND OFFICERS

       Section 1. DIRECTORS. The business of the corporation shall be managed by the directors, who may exercise all such powers of the corporation as are not by law, by the articles of organization or by the by-laws required to be otherwise exercised. The directors may from time to time to the extent permitted by law delegate any of their powers to committees, officers, attorneys or agents of the corporation, subject to such limitations as the directors may impose.

       Section 2. CHAIRMAN AND PRESIDENT. The chairman of the board shall, when present, preside at all meetings of the directors and shall have such other powers and duties as customarily belong to the office of chairman of the board or as may be designated from time to time by the directors. He shall also be the chief executive officer unless the directors designate another officer. The chief executive officer shall, subject to the direction of the directors, have general supervision and control of the business of the corporation. The president shall be the chief operating officer of the corporation unless the directors designate another officer. Unless the directors specify otherwise, in the absence of the chief executive officer he shall preside at all meetings of stockholders and of the directors at which he is present. The chairman of the board and president shall perform such other duties and shall have such other powers as the directors may designate from time to time.

       Section 3. VICE PRESIDENTS. The vice presidents, if any, shall have such powers and duties as may be designated from time to time by the directors or by the president.

       Section 4. TREASURER. Except as the directors shall otherwise determine, the treasurer shall be the chief financial and accounting officer of the corporation and shall have such other powers and duties as customarily belong to the office of treasurer or as may be designated from time to time by the directors or by the president.

       Section 5. CLERK. The clerk shall record all proceedings of the stockholders and directors in a book or books to be kept therefor and shall have custody of the seal of the corporation.

       Section 6. OTHER OFFICERS. Other officers shall have such powers as may be designated from time to time by the directors.

       Section 7. NOMINATING COMMITTEE.

       (a) There shall at all times exist a Nominating Committee. This Section 7 of Article IV of the by-laws providing for the Nominating Committee and its functions and responsibilities can only be amended by a majority vote of the "independent directors" or by a vote of 80% of the stockholders of the corporation.

       (b) The functions of the Nominating Committee shall include consideration of the composition of the board of directors and recommendation of individuals for election as directors of the corporation. The Nominating Committee shall also make recommendations to the board of directors concerning the structure and membership of the various committees of the board of directors, including the Nominating Committee.

       (c) The Nominating Committee shall recommend to the board of directors any individual or individuals for election to the board of directors if, after such election, a majority of the board of directors shall consist of "independent directors." The board of directors shall nominate individuals for election to the board of directors by the stockholders, may elect individuals to the board of directors to fill any vacancies which may occur, provided it shall make any such nomination or election only if it has been recommended by the Nominating Committee and if after such nomination or election, a majority of the board of director shall consist of "independent directors."

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       (d) The Nominating committee shall recommend to the board of directors any individual for appointment to the Nominating Committee if, after such appointment, all members of the Nominating Committee shall consist of "independent directors." The Nominating Committee shall recommend to the board of directors any individual for appointment to any other committee created by the board of directors pursuant to Section 1 of this Article IV if, after such appointment, at least a majority of any such committee shall consist of "independent directors." The minimum number of directors on any committee shall be three. The board of directors shall appoint individuals to the Nominating Committee and any other committee created by the board of directors, provided it shall make any such appointment only if it has been recommended by the Nominating Committee. The board of directors may remove any individual, with or without cause, from any committee, including the Nominating Committee, provided that at all time the Nominating Committee shall consist entirely of "independent directors," any other committee shall consist of at least a majority of "independent directors" and at least three directors shall be serving on any committee.

       (e) "Independent directors" are directors (i) who are not Francis M. Chase, Edward L. Chase or any lineal descendants (whether by blood or adoption) of either; (ii) who are not spouses of Francis M. Chase, Edward L. Chase or of any of their lineal descendents; (iii) who are not at the time of determination, and shall not have been at any time within three years preceding such time, officers or employees of the corporation (or its predecessor) or any of its subsidiaries, affiliates or divisions; (iv) who are not at the time of determination the beneficial owners of more than 10% of the issued and outstanding stock of any class of the corporation's stock; and (v) who are not officers, employees, directors or partners of any person who at the time of determination is a holder of more than 10% of the issued and outstanding shares of any class of the corporation's stock.

       (f) So long as Francis M. Chase, his spouse, his issue, a trust for the benefit of his spouse and/or his issue or his estate owns 10% or more of the outstanding voting stock of the corporation, the Nominating Committee shall recommend to the board of directors that Francis M. Chase or a lineal descendant or spouse of Francis M. Chase be elected to the board of directors. So long as Edward L. Chase, his spouse, his issue, a trust for the benefit of his spouse and/or his issue or his estate owns 10% or more of the outstanding voting stock of the corporation, the Nominating Committee shall recommend to the board of directors that Edward L. Chase or a lineal descendant or spouse of Edward L. Chase be elected to the board of directors.

       (g) The Nominating Committee shall recommend for election to the board of directors the Chief Executive Officer of the corporation.

       (h) The Chief Executive Officer of the corporation shall serve as a non-voting advisory member of the Committee.

                                    ARTICLE V

                            MEETING OF THE DIRECTORS

       Section 1. REGULAR MEETINGS. Regular meetings may be held at such times and places within or without the Commonwealth of Massachusetts as the directors may fix. An annual meeting shall be held in each year immediately after and at the place of the meeting at which the board is elected.

       Section 2. SPECIAL MEETINGS. Special meetings may be held at such times and places within or without the Commonwealth of Massachusetts as may be determined by the directors or by the chairman of the board.

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       Section 3. NOTICE. No notice need be given for a regular or annual meeting. Forty-eight hours' notice by mail, telegraph, telephone or word of mouth shall be given for a special meeting unless shorter notice is adequate under the circumstances. A notice or waiver of notice need not specify the purpose of any special meeting. Notice of a meeting need not be given to any director, if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

       Section 4. QUORUM. A majority of the directors then in office shall constitute a quorum, but a smaller number may adjourn finally or from time to time without further notice until a quorum is secured. If a quorum is present, a majority of the directors present may take any action on behalf of the board except to the extent that a larger number is required by law or the articles of organization or the by-laws.

       Section 5. ACTION OF CONSENT. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of directors. Such consents shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE VI

                            STOCK AND TRANSFER BOOKS

       The corporation shall keep in the Commonwealth of Massachusetts at its principal office (or at an office of its transfer agent or of its clerk or of its resident agent) stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each. The corporation for all purposes may conclusively presume that the registered holder of a stock certificate is the absolute owner of the shares represented thereby and that his record address is his proper address. The directors may fix in advance a time, which shall not be more than sixty days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period.

       If no record date is fixed and the transfer books are not closed:

              (1) The record date for determining stockholder having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.

              (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.

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                                   ARTICLE VII

                               SIGNATURE OF CHECKS

       All checks drawn on bank accounts of the corporation may be signed on its behalf as authorized from time to time by the directors.

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

       These by-laws may be amended, altered or repealed in whole or in part, and new by-laws may be adopted, by vote of the holders of a majority of the shares of common stock outstanding and entitled to vote. The directors may also make, amend or repeal these by-laws in whole or in part, except with respect to any provision thereof which by law, the articles of organization or these by-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the directors of any by-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the by-laws. Any by-law adopted by the directors may be amended or repealed by the stockholders.

                                   ARTICLE IX

                              EMPLOYMENT CONTRACTS

       The corporation may enter into employment contracts authorized by the directors and the provisions of such contracts shall be valid in accordance with their terms despite any inconsistent provision of these by-laws relating to terms of officers and removal of officers with or with out cause.

                                    ARTICLE X

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The corporation shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he may become involved by reason of his serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his own conduct); provided that no indemnification shall be provided for any such person with respect to any matter as to which he shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; and provided, further, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, the payment and indemnification thereof have been approved by the corporation, which approval shall not unreasonable be withheld, or by a court of competent jurisdiction. Such indemnification shall include payment

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by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this article, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

       A person entitled to indemnification hereunder whose duties include service or responsibilities as a fiduciary with respect to a subsidiary or other organization shall be deemed to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation if he acted in good faith in the reasonable belief that his action was in the best interests of such subsidiary or organization or of the participants or beneficiaries of, or other persons with interests in, such subsidiary or organization to whom he had a fiduciary duty.

       Where indemnification hereunder requires authorization or approval by the corporation, such authorization or approval shall be conclusively deemed to have been obtained, and in any case where a director of the corporation approves the payment of indemnification, such director shall be wholly protected, if:

       (i) the payment has been approved or ratified (1) by a majority vote of a quorum of the directors consisting of persons who are not at that time parties to the proceeding, (2) by a majority vote of a committee of two or more directors who are not at that time parties to the proceeding and are selected for this purpose by the full board (in which selection directors who are parties may participate), or (3) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the proceeding; or

       (ii) the action is taken in reliance upon the opinion of independent legal counsel (who may be counsel to the corporation) appointed for the purpose by vote of the directors or in the manner specified in clauses (1), (2) or (3) of subparagraph (i); or

       (iii)  the payment is approved by a court of competent jurisdiction; or

       (iv) the directors have otherwise acted in accordance with the standard of conduct set forth in the Massachusetts Business Corporation Law.

       Any indemnification or advance of expenses under this article shall be paid promptly, and in any event within 30 days, after the receipt by the corporation of a written request therefore from the person to be indemnified, unless with respect to a claim for indemnification the corporation shall have determined that the person is not entitled to indemnification. If the corporation denies the request or if payment is not made within such 30 day period, the person seeking to be indemnified may at any time thereafter seek to enforce his rights hereunder in a court of competent jurisdiction and, if successful in whole or in part, he shall be entitled also to indemnification for the expenses of prosecuting such action. Unless otherwise provided by law, the burden of proving that the person is not entitled to indemnification shall be on the corporation.

       The right of indemnification under this article shall be a contract right inuring to the benefit of the directors, officers and other persons entitled to be indemnified hereunder and no amendment or repeal of this article shall adversely affect any right of such director, officer or other person existing at the time of such amendment or repeal.

       The indemnification provided hereunder shall inure to the benefit of the heirs, executors and administrators of a director, officer or other person entitled to indemnification hereunder. The indemnification provided hereunder may, to the extent authorized by the corporation, apply to the directors, officers and other persons associated with constituent

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corporations that have been merged into or consolidated with the corporation who would have been entitled to indemnification hereunder had they served in such capacity with or at the request of the corporation.

       The right of indemnification under this article shall be in addition to and not exclusive of all other rights to which such director or officer or other persons may be entitled. Nothing contained in this article shall affect any rights to indemnification to which corporation employees or agents other than directors and officers and other persons entitled to indemnification hereunder may be entitled by contract or otherwise under law.

                                   ARTICLE XI

                            ISSUE OF AUTHORIZED STOCK

       Any unissued capital stock from time to time authorized under the articles of organization may be issued by vote of the directors.

                                   ARTICLE XII

                           CONTROL SHARE ACQUISITIONS

       The provisions of Chapter 110D of the Massachusetts General Laws, Regulation of Control Share Acquisitions, shall not apply to control share acquisitions of the corporation.